UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events,

As previously disclosed in the Form 8-K filed November 20, 2023, in November 2023, Volcon, Inc. (the “Company”) completed a firm commitment underwritten offering pursuant to which it issued, among other securities, certain series A warrants (the “Series A Warrants”) and certain series B warrants (the “Series B Warrants”). Upon the completion of the reverse split on February 2, 2024 and the application of the adjustment terms of the warrants, the Company had outstanding Series A Warrants exercisable into 11,939,865 shares of Company common stock (assuming exercise on an alternative cashless basis) and Series B Warrants exercisable for 7,137,082 shares of Company common stock at an exercise price of $1.8646 per share. In addition, as of the completion of the reverse split and the application of the adjustment terms thereof, the Company had convertible notes outstanding in aggregate principal amount of approximately $32.1 million with a conversion price of $1.8646 per share. As of March 1, 2024, the Company had issued an aggregate of approximately 11.62 million shares of Company common stock upon exercise of Series A Warrants (and Series A Warrants exercisable for approximately 320,000 shares of Company common stock remained outstanding), and had outstanding approximately 15.63 million shares of Company common stock, which includes the issuance of shares of Company common stock upon the conversion of approximately $7.4 million in principal amount of convertible notes.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: March 1, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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